As filed with the Securities and Exchange Commission on December 16, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

US ECOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4593 (Primary Standard Industrial Classification Code Number)	84-2421185 (I.R.S. Employer Identification No.)

101 S. Capitol Blvd., Suite 1000

Boise, Idaho 83702

(208) 331-8400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated US ECOLOGY, INC.

OMNIBUS INCENTIVE PLAN

(Full Title of the Plan)

Jeffrey R. Feeler
President and Chief Executive Officer

US Ecology, Inc.
101 S. Capitol Blvd., Suite 1000
Boise, Idaho 83702

(208) 331-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen M. Leitzell, Esq.

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

(215) 994-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Common Stock, par value $0.01 per share	1,772,000	$33.61	$59,556,920	$5,520.93

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”), of US Ecology, Inc. (the “Registrant”) which become issuable under the Registrant’s Amended and Restated Omnibus Incentive Plan (the “Omnibus Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.
(2)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on November 14, 2021.
(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $92.70 per $1,000,000 of the proposed maximum aggregate offering price calculated as described in note 2 above.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,772,000 shares of Common Stock of Registrant, available for the grant of awards under the Omnibus Plan. These additional shares of Common Stock are additional securities of the same class as other securities for which original registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2019.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

The increase in the number of Common Shares authorized for issuance under the Omnibus Plan was approved by the board of directors of the Registrant on March 31, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 will be sent or given to the participants in the Omnibus Plan covered by this Registration Statement, as specified by the Commission pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated as of their respective dates in this Registration Statement by reference:

(a)            The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 26, 2021;

(b)           The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Commission on May 3, 2021, for the fiscal quarter ended June 30, 2021, filed with the Commission on August 2, 2021 and for the fiscal quarter ended September 30, 2021, filed with the Commission on November 5, 2021;

(c)            The Registrant’s Current Reports on Form 8-K filed with the Commission on June 1, 2021, July 1, 2021 and November 17, 2021 (in each case, excluding any information deemed furnished under Item 2.02 or Item 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

(d)            The Registrant’s Current Report on Form 8-K filed with the Commission on November 1, 2019, including the description of the Registrant’s common stock, par value $0.01 per share contained therein; and

(e)            The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-4 initially filed with the Commission on August 1, 2019 (File No. 333-232930), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission, and other documents or information deemed furnished but not filed under the rules of the Commission), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement. Each document incorporated by reference in this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission, until the information contained in such document is superseded or updated by any subsequently filed document which is incorporated by reference in this Registration Statement. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

Item 8.            Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of US Ecology, Inc (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on November 1, 2019).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of US Ecology, Inc. (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on June 1, 2021).

4.3	Amended and Restated Bylaws of US Ecology, Inc. (filed as Exhibit 3.2 to the Registrant’s Form 8-K filed on November 1, 2019).

4.4	Amendment No.1 to the Bylaws of US Ecology, Inc. (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on January 20, 2021).

4.5	Amendment No.2 to the Bylaws of US Ecology, Inc. (incorporated by reference to Annex C to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 13, 2021).

4.6	Amended and Restated US Ecology, Inc. Omnibus Incentive Plan (filed as Exhibit 99.1 to the Registrant’s Form S-8 filed on November 1, 2019).

4.7	Amendment No. 1 to the Amended and Restated US Ecology, Inc. Omnibus Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 13, 2021).

5.1	Opinion of Dechert LLP (counsel to the Registrant) as to the legality of the securities being registered hereby (including consent).*

15.1	Letter re: Unaudited Financial Statements of US Ecology, Inc.*

23.1	Consent of Deloitte & Touche LLP.*

24.1	Power of Attorney (contained on signature page hereto).*

* Filed herewith

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 16th day of December, 2021.

US Ecology, Inc.

By:	/s/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeffrey R. Feeler and Eric L. Gerratt, each and individually, as his attorney and agent, with full power of substitution and resubstitution, on his behalf in any such capacity to sign and file this Registration Statement and any and all amendments (including post-effective amendments), supplements, exhibits and other documents related thereto which any such attorney or substitute may deem necessary or advisable to be filed with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the matters described in these resolutions, as fully as such officer or director might or could do if personally present and acting and as fully as US Ecology, Inc. might or could do by a properly authorized agent.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey R. Feeler	(Director) President, Chief Executive Officer and Director (Principal Executive Officer)	December 16, 2021
Jeffrey R. Feeler

/s/ Eric L. Gerratt	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 16, 2021
Eric L. Gerratt

/s/ Renae Conley	Director	December 16, 2021
Renae Conley

/s/ Richard Burke	Director	December 16, 2021
Richard Burke

/s/ Katina Dorton	Director	December 16, 2021
Katina Dorton

/s/ Glenn A. Eisenberg	Director	December 16, 2021
Glenn A. Eisenberg

/s/ Daniel Fox	Director	December 16, 2021
Daniel Fox

/s/ Mack L. Hogans	Director	December 16, 2021
Mack L. Hogans

/s/ Ronald C. Keating	Director	December 16, 2021
Ronald C. Keating

/s/ John T. Sahlberg	Director	December 16, 2021
John T. Sahlberg

/s/ Melanie Steiner	Director	December 16, 2021
Melanie Steiner